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                                                                   EXHIBIT 23.7


               CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN, INC.


     We hereby consent to the reference to our firm under the caption "Summary--The Merger and The Merger Agreement -- Conditions to the
Merger" and "Risk Factors -- Fraudulent Transfer Considerations" in the Registration Statement on Form S-4 of Hayes Wheels International, Inc. (the "Registrant") to be filed on May 31, 1996 in connection with the merger of MWC Holdings, Inc. with and into the Registrant.

                                HOULIHAN LOKEY HOWARD & ZUKIN, INC.



                                By:  /s/ Leland J. Lewis

                                Title: Director


New York, New York
May 30, 1996